Exhibit 99.1

GENIUS BRANDS ANNOUNCES STRATEGIC INVESTMENT IN

GERMANY'S ‘YOUR FAMILY ENTERTAINMENT AG’ TAKING

CONTROL OF ONE OF EUROPE’S LARGEST ANIMATION

CATALOGUES AND CHILDREN’S BROADCASTERS

Plan to Rebrand Munich-Based Company as Genius Family Entertainment AG, which will Continue to Trade on the Frankfurt Stock Exchange (FRA:RTV)

YFE Controls Over 4,000 Animated Episodes and Feature Films, with Distribution through its Streaming and Linear Kid’s Channels Across 100 Countries with More Than 50M Households Reached, including Free-to-Air, Pay TV and Digital Subscription Channels in Germany, Austria & Switzerland

Paul Robinson, Former Managing Director of Walt Disney Television International and Senior VP of Disney Channel Worldwide, Will Join the Company as Managing Director of Kartoon Channel! Worldwide, and Oversee the Buildout and Growth of the Global Kartoon Channel! Footprint from the Existing YFE Channel System

Beverly Hills, CA; December 2, 2021 – Following the recent acquisition of Canada’s WOW! Unlimited Media Inc., Genius Brands International, Inc. (“Genius Brands” or the “Company”) (NASDAQ: GNUS) today announced that it has entered into an agreement to initially acquire a 28.6% interest in Your Family Entertainment AG (“YFE”) (FRA:RTV), to be followed by a mandatory tender offer of the outstanding shares of YFE. YFE is one of Europe’s largest distributors and broadcasters of high-quality programs for children and families, which brings a global award-winning streaming and broadcast footprint on satellite, cable, OTT, and terrestrial networks. The YFE transaction, alongside the recent announcement of the acquisition of WOW! Unlimited Media, would significantly expand the Genius Brands catalogue and give the Company a streaming foothold outside the United States in Europe and the rest of the world, from which it expects to fuel growth. The announcement was made today jointly by Andy Heyward, Chairman & CEO of Genius Brands, and Dr. Stefan Piëch, CEO of YFE.

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YFE, subject to YFE shareholder approval, will be renamed Genius Family Entertainment AG, and will operate its children’s networks under the brand Kartoon Channel! Worldwide. YFE will maintain its independent listing on the Frankfurt Stock Exchange and will be run by the current Management Board of Dr. Piëch and Bernd Wendeln.

Dr. Piëch, who also sits on the Supervisory Board of Porsche Automobil Holding SE, and Siemens Austria AG, will further join Genius Brands’ Board of Directors in the U.S.

Genius Brands has agreed to acquire 3,000,000 shares of YFE for EUR 6 million to be followed by a mandatory tender offer to acquire additional outstanding shares of YFE at EUR 2.00 per share. Additionally, Genius Brands plans to invest up to EUR 7 million to further capitalize YFE and invest in growing the global digital and linear channel footprint, as well as launch key intellectual property.

Genius Brands and YFE share the goals of bringing “Content with a Purpose” to children worldwide. Dr. Piëch is a recognized world leader in developing and promoting children’s content that supports environmental causes, sustainability, and is non-violent.

Concurrently, it was also announced that Paul Robinson, former Managing Director of Disney Television International and Senior Vice President Disney Channel Worldwide, will become Managing Director of Kartoon Channel! Worldwide and oversee the international buildout and growth of Kartoon Channel!

While at Disney Channel, Robinson was responsible for global programming and production strategy for Disney Channels Worldwide, and founder of Toon Disney and Playhouse Disney Channels internationally. He was also Managing Director of Disney Television UK, including four television channels, there. Robinson and his team will be based in London.

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Heyward stated: “We believe the strategic transaction with Germany’s YFE, added to the IP assets and earnings of Canada’s WOW! Unlimited Media, will present us with additional growth opportunities in furtherance of our goal of becoming the leading provider of quality and responsible children’s entertainment in the world today, and for years to come.”

“We are excited to be working with Stefan and Bernd on the YFE side to drive and grow the business going forward. With Stefan´s award-winning commitment to family friendly content and Bernd’s experience and network in the European market (e.g., ProSiebenSat.1 Group, Tele München Group), we look forward to jointly delivering content with a purpose to children worldwide.”

Heyward added, “I have known and worked with Paul Robinson at the Walt Disney Company and saw how he built out the Disney Channel business worldwide. I believe that he can guide Kartoon Channel! Worldwide’s international expansion, as we build the global children’s business of the future.”

Dr. Piëch said, “We are excited to participate in this transaction with Genius Brands and look forward to creating value for both our shareholders worldwide and for families who watch our award-winning shows. Whether through our classic European titles like Fix & Foxi and Albert, or our U.S. produced titles like Fairly Odd Parents, we believe deliver powerful content that kids love, which will be highly synergistic as we become part of Genius Brands and the growing global Kartoon Channel! banner. Moreover, with Genius Brands’ development and production expertise, we can reboot YFE’s massive IP and create new franchises.”

Dr. Piëch added, “We are fully committed to ‘content with a purpose’ and scaling positive, pro-environment, non-violent storytelling for children. By working together, we look forward to unlocking the full potential of our portfolio, distribution platforms and retail business worldwide.”

Lou Fazio, former Director of Walt Disney Television Acquisitions and Programming, will oversee the programming of the international channels, supporting Robinson on the development and rollout of the Kartoon Channel! content, as he does in the U.S. The global rollout of consumer products based on the channel content, will be supervised by Kerry Phelan, Genius Brands’ GM & EVP, Global Franchise Management, who previously ran consumer products licensing worldwide for Lucasfilm, Pixar, and DreamWorks.

Transaction Highlights:

•	Genius Brands has agreed to acquire a 28.6% interest in YFE at EUR 2.00 per share.
•	Genius Brands will make a subsequent mandatory tender offer to YFE public shareholders at EUR 2.00 per share.
•	GBI will additionally invest EUR 4-7 million to capitalize the company and invest in growing brands, as well as the global digital and linear channel footprint, beginning with Kartoon Channel! Europe.
•	YFE controls over 4,000 episodes of both animated and live action productions including classic European titles such as Fix & Foxi, as well as top American titles acquired for European and/or global broadcast such as Fairly Odd Parents.
•	YFE has children’s channels in Europe, Asia, Latin America, Africa, and Australia which will be rebranded, Kartoon Channel! Worldwide.
•	YFE is a publicly traded company listed on the Frankfurt Stock Exchange to be rebranded Genius Family Entertainment, subject to shareholder approval, and plans to operate its children’s networks under the brand Kartoon Channel! Worldwide, with its mission to take a leadership role in positive, engaging, educational, and entertaining content for children.
•	YFE will significantly enhance Genius Brands’ IP catalogue for international distribution.
•	YFE is expected to facilitate rapid growth in Genius Brands’ market position in the European Union markets, as YFE/Genius Brands co-production will enable Genius Brands to fulfill EU regulatory directives to provide local content quotas for streaming platforms and broadcasters, while qualifying for EU tax credits and broadcast license fees.
•	Upon closing the transaction, Dr. Piëch will join Genius Brands’ Board of Directors. He is currently on the Supervisory Board of Siemens Austria AG (Austria), Porsche Automobil Holding SE (Germany), SEAT SA (Spain), SOS Children worldwide (NGO, Germany). Also, upon closing, Bernd Wendeln will continue to serve as COO / Management Board member of YFE and drive the expansion of YFE/Genius Family Entertainment out of Munich.
•	YFE generated revenue of approximately EUR 3 million (+4% versus the prior year), positive net income and net income growth of approximately EUR 2.4 million for the twelve months ended December 31, 2020.

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About Your Family Entertainment AG

Your Family Entertainment AG ("YFE") (FRA:RTV) is one of the leading producers and distributors of high-quality programs for children and families. YFE controls over 4,000 episodes of high-quality entertainment programs for the whole family. The company’s library includes well-known and popular brands such as Fix & Foxi, Crazy Chicken, Ric the Raven, Urmel, Enid Blyton as well as and many others.

YFE’s content can be received on 4 continents via digital platforms and TV. Furthermore, the company broadcasts international linear TV channels on free TV and pay TV and operates its own AVoD offering and SVoD channel. All programs are high-quality, non-violent, entertaining and therefore kids-safe and brand-safe.

Your Family Entertainment has its headquarters in Munich, Germany and offices in Vienna/Austria. For more information, please visit: www.yfe.tv/en/yfe.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix; Llama, starring Jennifer Garner, on Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple iOS, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, YouTube, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Dr. Stefan Piëch’s photo is a copyright of Gerry Frank.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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